Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Banner Midstream Corp.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Banner Midstream Corp. (the “Company”) as of March 31, 2022 and 2021, and the related consolidated statements of operations, stockholders deficit and cash flows for each of the two years in the period ended March 31, 2022, and the related notes and schedule (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s Ability to Continue as a Going Concern

The accompanying combined consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and had an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The combined consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2020.

New York, NY
October 28, 2022

BANNER MIDSTREAM CORP.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2022 AND 2021

ASSETS

	MARCH 31,	MARCH 31,
	2022	2021

CURRENT ASSETS:

Cash	$99,452	$295,416
Accounts receivable	164,388	263,573
Due from related party	-	10,511
Prepaid expenses and other current assets	382,373	489,928

Total current assets	646,213	1,059,428

NON-CURRENT ASSETS:
Property and equipment, net	2,506,738	2,790,517
Intangible assets, net	1,716,331	2,065,145
Goodwill	4,900,873	4,900,873
Right of use assets - financing leases	301,126	444,852
Right of use assets - operating leases	64,094	116,697
Non-current assets held for discontinued operations	-	193,904

Total non-current assets	9,489,162	10,511,988

TOTAL ASSETS	$10,135,375	$11,571,416

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$373,697	$218,178
Accrued liabilities	1,116,698	1,372,849
Due to parent	8,777,545	6,614,217
Current portion of long-term debt	572,644	1,035,052
Note payable - related parties	-	250,000
Current portion of lease liability - financing leases	145,174	140,914
Current portion of lease liability - operating leases	45,004	42,447
Current liabilities of discontinued operations	-	9,226

Total current liabilities	11,030,762	9,682,883

NON-CURRENT LIABILITIES
Lease liability - financing leases, net of current portion	149,884	295,058
Lease liability - operating leases, net of current portion	22,519	84,600
Long-term debt, net of current portion	67,511	1,008,492

Total non-current liabilities	239,914	1,388,150

Total Liabilities	11,270,676	11,071,033

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 5,000,000 shares authorized and no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 45,000,000 shares authorized and 5,565,976 shares issued and outstanding	557	557
Additional paid in capital	1,622,915	8,064,641
Accumulated deficit	(2,758,773)	(7,564,815)

Total stockholders’ equity (deficit)	(1,135,301)	500,383

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$10,135,375	$11,571,416

The accompanying notes are an integral part of these consolidated financial statements.

BANNER MIDSTREAM CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	MARCH 31,
	2022	2021

REVENUES	$18,750,053	$12,711,050
COST OF REVENUES	13,447,203	9,173,850
GROSS PROFIT	5,302,850	3,537,200

OPERATING EXPENSES
Salaries and salaries related costs	2,494,942	3,039,661
Professional and consulting fees	309,825	794,462
Selling, general and administrative costs	7,471,525	4,337,823
Depreciation and amortization	783,324	694,703

Total operating expenses	11,059,616	8,866,649

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(5,756,766)	(5,329,449)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	10,975,737	(10,923,265)
Gain (loss) on exchange of warrants for common stock	-	12,436,594
Loss on conversion of long-term debt and accrued expenses and forgiveness of debt	-	(1,984,425)
Gain (loss) on disposal of fixed assets	(6,770)	(104,938)
Interest expense, net of interest income	(321,159)	(1,652,989)
Total other income (expense)	10,647,808	(2,229,023)

INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	4,891,042	(7,558,472)

PROVISION FOR INCOME TAXES	85,000	58,000

NET INCOME (LOSS)	$4,806,042	$(7,616,472)

NET LOSS PER SHARE	$0.88	$(1.35)

WEIGHTED AVERAGE SHARES OUTSTANDING	5,565,976	5,565,976

The accompanying notes are an integral part of these consolidated financial statements.

BANNER MIDSTREAM CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - March 31, 2020	5,565,976	$557	$3,405,777	$51,657	$3,457,991

Cost allocations from Ecoark Holdings	-	-	4,658,864	-	4,658,864
Net loss for the year	-	-	-	(7,616,472)	(7,616,472)

Balance - March 31, 2021	5,565,976	557	8,064,641	(7,564,815)	500,383

Stock based compensation	-	-	-	-	-
Cost allocations from Ecoark Holdings	-	-	(6,441,726)	-	(6,441,726)
Net income for the year	-	-	-	4,806,042	4,806,042

Balance - March 31, 2022	5,565,976	$557	$1,622,915	$(2,758,773)	$(1,135,301)

The accompanying notes are an integral part of these consolidated financial statements.

BANNER MIDSTREAM CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	MARCH 31,
	2022	2021

CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net income (loss)	$4,806,042	$(7,616,472)
Adjustments to reconcile net loss to net cash provided by operating activities
Home office allocation	4,534,011	4,187,768
Changes in derivative liabilities	(10,975,737)	10,923,265
Depreciation and amortization	783,325	694,703
Loss on disposal of fixed assets	6,770	130,020
Loss on conversion of debt and liabilities to common stock and forgiveness of debt	-	(10,452,169)
Changes in assets and liabilities
Accounts receivable	109,696	(144,753)
Prepaid expenses and other current assets	107,556	(169,787)
Amortization of right of use asset - financing leases	143,726	125,043
Amortization of right of use asset - operating leases	52,603	43,927
Due to parent	2,625,075	6,163,277
Interest on lease liability - financing leases	(10,373)	(14,481)
Operating lease expense	(59,524)	(52,980)
Accrued payable and accrued liabilities	(560,799)	3,591,514
Total adjustments	(3,243,671)	14,923,656
Net cash provided by operating activities of continuing operations	1,562,371	7,408,875
Net cash provided by operating activities of discontinued operations	-	(163,510)
Net cash provided by operating activities	1,562,371	7,245,365

CASH FLOWS FROM INVESTING ACTIVITES
Proceeds from the sale of fixed assets	-	43,000
Purchase of fixed assets	-	(20,450)
Net cash provided by investing activities	-	22,550

CASH FLOWS FROM FINANCING ACTIVITES
Reduction of finance lease liability	(130,541)	(101,692)
Repayments of notes payable - related parties	(250,000)	(1,009,569)
Repayment of long-term debt	(1,377,794)	(6,047,267)
Net cash used in financing activities	(1,758,335)	(7,158,528)

NET (DECREASE) INCREASE IN CASH	(195,964)	109,387

CASH - BEGINNING OF YEAR	295,416	186,029

CASH - END OF YEAR	$99,452	$295,416

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$161,225	$768,870
Cash paid for income taxes	$-	$-

SUMMARY OF NON-CASH ACTIVITIES:

Reclassification of assets of discontinued operations to current operations in fixed assets	$193,904	$-
Conversion of long-term debt and notes payable and accrued interest for due to parent	$-	$6,576,776
Conversion of accounts payable and accrued liabilities for due to parent	$-	$676,155
Lease liability recognized for ROU asset	$-	$440,681
Trade in of vehicle for ROU asset	$-	$55,525

The accompanying notes are an integral part of these consolidated financial statements.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pinnacle Frac Holdings Corp is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp was renamed Banner Midstream Corp (the “Company” or “Banner Midstream”) by the Delaware Division of Corporations on December 6, 2018.

Banner Midstream acquired one hundred percent of the issued and outstanding membership interests of Pinnacle Frac Transport LLC (“Pinnacle Frac”) for 3,000,000 shares on May 24, 2018. Pinnacle Frac is a limited liability company pursuant to the laws of the State of Arkansas established on January 15, 2018. Pinnacle Frac is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac has three wholly owned subsidiaries, LAH Lease Service LLC (“LAH”), LSQL Truck & Trailer Sales LLC (“LSQL”), and Triumph Energy Services, LLC (“Triumph”) which are limited liability companies pursuant to the laws of the State of Texas. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of LAH and LSQL on April 30, 2018, and subsequently transferred selected operations, employees, equipment, and contracts into Pinnacle Frac. Neither LAH nor LSQL currently have active operations or any assets. Pinnacle Frac acquired one hundred percent of the issued and outstanding membership interests of Triumph on November 6, 2018, and subsequently transferred selected contracts into Pinnacle Frac. Triumph currently has a Department of Transportation (“DOT”) Motor Carrier Number (“MC Number”) but no active employees or operations. Pinnacle Frac commenced operations in May 2018 and is engaged in the business of providing transportation of frac sand and logistics services to major hydraulic fracturing and drilling operators in the domestic United States.

Banner Midstream established Pinnacle Frac Sales & Service LLC dba Capstone Equipment Leasing (“Capstone”) as a limited liability company pursuant to the laws of the State of Texas on May 23, 2018, with the Company having ownership of one hundred percent of the issued and outstanding membership interests of Capstone. Capstone is currently structured as a wholly owned subsidiary of the Company. Pinnacle Frac Sales & Service LLC was renamed Capstone Equipment Leasing, LLC by the Office of the Secretary of State of Texas on October 4, 2018. Capstone commenced operations in October 2018 and is engaged in the business of procuring and financing equipment to various oilfield transportation services contractors (“owner-operators”).

On March 27, 2020, Ecoark Holdings, Inc. (“Ecoark Holdings”) and Banner Energy Services Corp., a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Pursuant to the acquisition, Banner Midstream became a wholly owned subsidiary of the Company and Banner Parent received shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

Banner Midstream has two active operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), and Capstone Equipment Leasing LLC (“Capstone”). The Company assigned the ownership interests of White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”) to Ecoark Holdings in June 2022. These consolidated financial statements do not include the operations of White River and Shamrock.

Pinnacle Frac provides transportation of frac sand and logistics services to major hydraulic fracturing and drilling operations. Capstone procures and finances equipment to oilfield transportation service contractors. These two operating subsidiaries of Banner Midstream are revenue producing entities.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a year end of March 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, impaired value of equipment and intangible assets, including goodwill, liabilities to accrue, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes, cost allocations from Ecoark Holdings to present these consolidated financial statements on a standalone basis and determination of the fair value of stock awards.

Actual results could differ from those estimates.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

The Company recognizes revenue upon satisfaction of its performance obligation at either a point in time or over time in accordance with ASC 606-10-25.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

The Company accounts for incremental costs of obtaining a contract with a customer and contract fulfillment costs in accordance with ASC 340-40, Other Assets and Deferred Costs. These costs should be capitalized and amortized as the performance obligation is satisfied, if certain criteria are met. The Company elected the practical expedient, to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that would otherwise have been recognized is one year or less, and expenses certain costs to obtain contracts when applicable. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The Company recognizes the cost of sales of a contract as expense when incurred or when a performance obligation is satisfied. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained, are not considered recoverable, or the practical expedient applies.

The Company recognizes revenue for their proportionate share of revenue when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer; (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month; and (iii) cash is received the following month from the crude oil buyer.

Cost of sales for Pinnacle Frac includes all direct expenses incurred to produce the revenue for the period. This includes, but is not limited to, direct employee labor, direct contract labor and fuel.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

For Pinnacle Frac, accounts receivable is comprised of unsecured amounts due from customers that have been conveyed to a factoring agent for both with and without recourse. Pinnacle Frac receives an advance from the factoring agent of 98% of the amount invoiced to the customer within one business day. The Company recognizes revenue for 100% of the gross amount invoiced, records an expense for the 2% finance charge by the factoring agent, and realizes cash for the 98% net proceeds received.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. The Company as of and for the years ended March 31, 2022 and 2021 had no common stock equivalents.

Cost Allocations

The accompanying consolidated financial statements and footnotes of the Company have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark Holdings, Inc. operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for Banner Midstream, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of Banner Midstream, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from our Parent are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

We also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not included in our historical results of operations, financial position and cash flows.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Liquidity

For the years ended March 31, 2022 and 2021, the Company had a net income (loss) of $4,806,042 and ($7,616,472), respectively, has a working capital deficit of $10,384,549 and $8,623,455 as of March 31, 2022 and 2021, and has an accumulated deficit as of March 31, 2022 of $(2,758,773). As of March 31, 2022, the Company has $99,452 in cash and cash equivalents.

The Company has relied on Ecoark Holdings to provide the necessary capital to sustain their operations. The Company has included cost allocations as noted herein to reflect the operations as if they were a standalone entity.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company plans include the raising of capital through a potential offering once they are an SEC reporting company.

Impact of COVID-19

The COVID-19 pandemic has had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine and booster rollouts and the emergence of virus mutations including Omicron.

COVID-19 did not have a material effect on the Statements of Operations or the Balance Sheets for the years ended March 31, 2022 and 2021.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

COVID-19 has contributed to the supply chain disruptions which have not yet had a material effect for the Company. The Company will continue to monitor the supply chain shortages affecting the world.

Because the federal government and some state and local authorities are reacting to the current Omicron variant of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: REVENUE

The Company recognizes revenue when it transfers promised services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those services.

The following table disaggregates the Company’s revenue by major source for the years ended March 31:

	2022	2021
Revenue:
Transportation Services	$18,457,567	$12,318,309
Fuel Rebate	251,877	243,961
Equipment Rental and other	40,609	148,780
	$18,750,053	$12,711,050

There were no significant contract asset or contract liability balances for all periods presented. The Company elected the practical expedients in paragraphs 606-10-50-14 and 50-14A and does not disclose the amount of transaction price allocated to remaining performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed, or variable consideration related to future service periods.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31, 2022 and 2021:

	March 31, 2022	March 31, 2021

Leasehold improvements	$18,052	$18,052
Machinery and equipment	3,333,045	3.182,313
Total property and equipment	3,351,097	3,200,365
Accumulated depreciation and impairment	(844,359)	(409,848)
Property and equipment, net	$2,506,738	$2,790,517

As of March 31, 2022 and 2021, the Company performed an evaluation of the recoverability of these long-lived assets. The analysis resulted in no impairment as of related to these assets.

On April 1, 2021, the Company placed back in service equipment of $201,388 with accumulated depreciation of $7,484 which were part of discontinued operations related to Pinnacle Vac. These assets are equipment related to Capstone who is servicing the debt related to the assets.

In February 2022, the Company traded in a vehicle valued at $51,806 for a new vehicle valued at $91,132.

Depreciation expense for the years ended March 31, 2022 and 2021 was $434,511 and $409,848, respectively.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 4: INTANGIBLE ASSETS AND GOODWILL

Intangible assets consisted of the following as of March 31, 2022 and 2021:

	March 31, 2022	March 31, 2021

Customer relationships	$2,100,000	$2,100,000
Non-compete agreements	250,000	250,000
Total intangible assets	2,350,000	2,350,000
Accumulated amortization and impairment	(633,669)	(284,855)
Intangible assets, net	$1,716,331	$2,065,145

In the acquisition of Banner Midstream, by Ecoark Holdings, the intangible assets acquired consisted of the customer relationships and non-compete agreements valued at $2,350,000. The estimated useful lives of the customer relationships are ten years based on the estimated cash flows from those customer contracts, and the estimated useful lives of the non-compete agreement is five years amortized over a straight-line method.

Amortization expense for the years ended March 31, 2022 and 2021 was $348,814 and $284,855, respectively.

The following is the future amortization of the intangibles as of March 31:

2023	$256,973
2024	265,493
2025	261,568
2026	219,813
2027	200,255
Thereafter	512,229
$1,716,331

In addition to the statutory based intangible assets noted above, Ecoark Holdings recorded a total of $4,900,873 of goodwill in connection with the purchase of Banner Midstream.

The Company assessed the criteria for impairment, and there were no indicators of impairment present as of March 31, 2022, and therefore no impairment is necessary.

NOTE 5: ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	March 31, 2022	March 31, 2021

Professional fees and consulting costs	$442,793	$312,511
Compensation	245,179	733,521
Interest	-	56,746
Taxes	85,000	58,697
Insurance	343,726	211,374
Total	$1,116,698	$1,372,849

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 6: LONG-TERM DEBT

Long-term debt consisted of the following as of March 31, 2022 and 2021. All debt instruments repaid during the year ended March 31, 2021 are not included in the below chart and the chart only reflects those instruments that had a balance owed as of these dates.

	March 31, 2022	March 31, 2021

Note payable – Alliance Bank (a)	$236,755	$1,033,117
Commercial loan – Firstar Bank (b)	245,217	625,687
Auto loan 1 – Firstar Bank (c)	16,839	28,547
Auto loan 2 – Firstar Bank (d)	-	38,054
Auto loan 3 – Ally Bank (e)	-	34,319
Auto loan 4 – Ally Bank (f)	23,012	35,392
Auto loan 7 – Ally Bank (g)	-	68,901
Tractor loan 6 – Tab Bank (h)	118,332	179,527
Total long-term debt	640,155	2,043,544
Less: current portion	(572,644)	(1,035,052)
Long-term debt, net of current portion	$67,511	$1,008,492

(a)	Original loan date of June 14, 2019 with an original maturity date of April 14, 2020. The Company extended this loan for $1,238,500 at 4.95% with a new maturity date of April 14, 2025. On September 24, 2021, the Company repaid $550,000 of this amount as a condition of the underlying guarantee of the note.

(b)	Original loan date of February 28, 2018, due December 31, 2022 at 4.75%.

(c)	On July 20, 2018, entered into a long-term secured note payable for $56,300 for a service truck maturing July 20, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2022.

(d)	On August 3, 2018, entered into a long-term secured note payable for $72,669 for a service truck maturing August 3, 2023. The note is secured by the collateral purchased and accrued interest annually at 6.50% with principal and interest payments due monthly. The collateral underlying the loan was stolen in March 2021, and the Company received an insurance settlement in May 2021 and promptly used those proceeds to pay off the remainder of the loan balance.

(e)	On July 18, 2018, entered into a long-term secured note payable for $53,593 for a service truck maturing August 17, 2024. The note is secured by the collateral purchased and accrued interest annually at 9.00% with principal and interest payments due monthly. This automobile was traded in during February 2022 for a new truck.

(f)	On July 26, 2018, entered into a long-term secured note payable for $55,268 for a service truck maturing September 9, 2024. The note is secured by the collateral purchased and accrued interest annually at 7.99% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2022.

(g)	On November 5, 2018, entered into four long-term secured notes payable for $140,218 maturing on November 5, 2021. The notes are secured by the collateral purchased and accrued interest annually at rates ranging between 6.89% and 7.87% with principal and interest payments due monthly. These loans were paid in full on the maturity date.

(h)	On November 7, 2018, entered into a long-term secured note payable for $301,148 maturing on November 22, 2023. The note is secured by the collateral purchased and accrued interest annually at 10.25% with principal and interest payments due monthly. There is no accrued interest as of March 31, 2022.

The following is a list of maturities as of March 31:

2023	$572,644
2024	65,085
2025	2,426
$640,155

Interest expense on long-term debt during the years ended March 31, 2022 and 2021 are $70,914 and $170,576, respectively.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 7: DUE TO RELATED PARTIES

The Company receives its support from Ecoark Holdings and other subsidiaries of Ecoark Holdings. As of March 31, 2022 and 2021, the intercompany advances balance with Ecoark Holdings was $8,777,545 and $6,614,217, respectively. There is no interest charged on this amount and the amount is due on demand and reflected as a current liability. The balance is comprised of expenses paid on behalf of the Company by Ecoark Holdings.

Prior to July 1, 2021, the financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for Banner Midstream, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of Banner Midstream, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

In addition, as of March 31, 2021, the Company had $10,511 outstanding with Zest Labs, Inc. another subsidiary of Ecoark Holdings. This was repaid to Banner Midstream in the year ended March 31, 2022.

A board member of Ecoark Holdings advanced $250,000 to the Company through August 8, 2021, under the terms of notes payable that bears interest at rates ranging between 10% and 15% interest per annum. On August 9, 2021, the Company repaid the entire $250,000 plus accrued interest of $22,705 to the board member. Interest expense on the note for the years ended March 31, 2022 and 2021 was $13,459 and $83,276, respectively.

During the year ended March 31, 2021, the Company received proceeds of $603,553 in notes payable – related parties, repaid $1,622,566 in existing notes payable – related parties, and converted $575,000 in existing notes payable – related parties that resulted in a loss on conversion of $1,239,441. In addition, the Company converted $15,000 of accrued interest during this period.

An officer of the Company advanced $116,000 and was repaid this amount during the year ended March 31, 2022.

NOTE 8: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has 45,000,000 shares of common stock authorized at $0.0001 par value per share, and there were 5,565,976 and 5,565,976 common shares issued and outstanding at March 31, 2022 and 2021, respectively, all owned by Ecoark Holdings. The Company has 5,000,000 shares of preferred stock authorized at $0.0001 par value per share, and there are no shares issued and outstanding.

There were no equity transactions for the years ended March 31, 2022 and 2021.

NOTE 9: CONCENTRATIONS

Customer Concentration. Two and two customers, accounted for more than 10% of the accounts receivable balance at March 31, 2022 and 2021 for a total of 88% and 94% of accounts receivable, respectively. In addition, two and two customers represent approximately 96% and 83% of total revenues for the Company for the years ended March 31, 2022 and 2021, respectively.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components, or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Commodity price risk

We are exposed to fluctuations in commodity prices for oil and natural gas. Commodity prices are affected by many factors, including but not limited to, supply and demand.

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

NOTE 10: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of April 1, 2019 and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company recorded these leases at present value, in accordance with the standard, using discount rates ranging between 2.5% and 11.36%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 42 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

The Company’s portfolio of leases contains both finance and operating leases. As of March 31, 2022, the value of the unamortized lease right of use asset is $365,220, of which $301,126 is from financing leases (through maturity at June 30, 2024) and $64,094 is from operating leases (through maturity at May 31, 2024). As of March 31, 2022, the Company’s lease liability was $362,581, of which $295,058 is from financing leases and $67,523 is from operating leases.

Maturity of lease liability for the operating leases for the period ended March 31,

2023	$49,067
2024	$23,279
2025	$601
Imputed interest	$(5,424)
Total lease liability	$67,523

Disclosed as:
Current portion	$45,004
Non-current portion	$22,519

Maturity of lease liability for the financing leases for the period ended March 31,

2023	$151,287
2024	$134,067
2025	$18,127
2026	$-
Imputed interest	$(8,423)
Total lease liability	$295,058

Disclosed as:
Current portion	$145,174
Non-current portion	$149,884

Amortization of the right of use asset for the period ended March 31,

2023	$189,561
2024	$156,762
2025	$18,897

Total	$365,220

BANNER MIDSTREAM CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2022 AND 2021

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Year ended March 31, 2022	Year ended March 31, 2021

Operating lease expense	$65,606	$82,959

Finance lease expense
Depreciation of capitalized finance lease assets	161,603	136,804
Interest expense on finance lease liabilities	10,372	14,482
Total lease cost	$237,581	$234,245

NOTE 11: RELATED PARTY TRANSACTIONS

On March 27, 2020, the Ecoark Holdings issued 1,789,041 shares of its common stock to the Company and assumed approximately $11,774,455 in debt and lease liabilities of the Company. The transaction was approved by all of the disinterested members of the Board of Ecoark Holdings. The Chairman and CEO of the Company is the Chief Financial Officer and Treasurer of Ecoark Holdings.

In the acquisition of Banner Midstream to Ecoark Holdings, Randy S. May, Chief Executive Officer and Chairman of Ecoark Holdings, was the holder of approximately $1,242,000 in notes payable by Banner Midstream and its subsidiaries, which were assumed by Ecoark Holdings in the transaction. Additionally, Mr. May held a note payable by Banner Energy in the amount of $2,000,000 in principal and accrued interest, which was converted into 2,740,000 shares of common stock of Ecoark Holdings (on a pre-reverse stock split basis) as a result of the transaction. Neither of these amounts remain outstanding.

NOTE 12: INCOME TAXES

The Company has been included as a subsidiary of Ecoark Holding’s consolidated income tax return filed with the Internal Revenue Service and State tax authorities. The effective tax rate for the years ended March 31, 2022 and 2021 varied from the expected statutory tax rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as March 31, 2022, primarily because of the Company’s history of operating losses. The Company has incurred operating losses in recent years, and it continues to be in a three-year cumulative loss position at March 31, 2022. Accordingly, the Company determined that there was not sufficient positive evidence regarding its potential for future profits to outweigh the negative evidence of the three-year cumulative loss position under the guidance provided in ASC 740. Therefore, it determined to continue to provide a 100% valuation allowance on its net deferred tax assets. To the extent the Company determines that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. Based on Ecoark Holding’s consolidated income tax return, the Company has approximately $128 million in Federal and $87 million in State net operating loss carryforwards to offset future taxable income as of March 31, 2022.

NOTE 13: SUBSEQUENT EVENTS

Subsequent to March 31, 2022, the Company had the following transactions:

On August 23, 2022 Ecoark Holdings, Inc., a Nevada corporation (“Ecoark”) entered into a Share Exchange Agreement (the “Agreement”) with Enviro Technologies U.S., Inc., a Florida corporation (“Enviro”) and the Company. The Agreement provides that, upon the terms and subject to the conditions set forth therein, Ecoark shall acquire 12,996,958 shares of the Enviro common stock in exchange for all of the capital stock of the Company owned by Ecoark, which represents 100% of the issued and outstanding shares of the Company (the “Exchange”). Upon closing of the Agreement, the Company will continue as a wholly-owned subsidiary of Enviro. On September 7, 2022, the Exchange was completed, and the Company was merged into Enviro via a reverse merger.